CERTIFICATE OF MERGER
                                       OF
                            ADVANCED KNOWLEDGE, INC.
                                      INTO
                                DMA-RADTECH, INC.

          The undersigned corporation, DMA-Radtech, Inc., organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

                does hereby certify:

          First: That the name and state of incorporation of each of the constituent corporations of the merger is a follows:

                      Name                        State of Incorporation

                 DMA Radtech, Inc.                       Delaware

             Advanced Knowledge, Inc.                    Delaware

          Second: That an Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware. The approval on behalf of both constituent corporations was adopted by written consent of their stockholders, each in accordance with Section 228 of the General Corporation Law of the State of Delaware.

         Third: That the name of the surviving corporation of the merger is DMA-Radtech, Inc.

         Fourth: That the Certificate of Incorporation of the surviving corporation shall be amended to change the name to Advanced Knowledge, Inc.

         Fifth: That the executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 17337 Ventura Blvd., Suite 24, Encino, CA 91316.




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         Sixth:  That a copy of the  Agreement  and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

         Seventh: That this Certificate of Merger and the Merger provided for herein shall be effective at, and not until, the time that this Certificate of Merger is filed in the Office of the Secretary of the State of Delaware.

         in witness whereof, the surviving corporation has caused this certificate to be signed by its president, this 10th day of August, 1998.

                                             DMA-Radtech, Inc.


                                             By: /s/ Richard J.L. Herson
                                                 ------------------------
                                                 Richard J.L. Herson
                                                 Authorized Officer


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